EXHIBIT 23









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (registration statement number 333-30519) of FirstBank NW Corp., of our report dated June 29, 2006, relating to the financial statements of FirstBank Northwest 401(k) Plan, which appear in this Annual Report (Form 11-K) as of and for the year ended December 31, 2005.




/s/ MOSS ADAMS, LLP

Spokane, Washington
June 29, 2006





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